Exhibit 21

SUBSIDIARIES

1.	NHI/REIT, Inc.	MD
2.	Florida Holdings IV, LLC	DE
3.	NHI/Anderson, LLC	DE
4.	NHI/Laurens, LLC	DE
5.	Texas NHI Investors, LLC	TX
6.	NHI REIT of Alabama, LP	AL
7.	NHI-REIT of Arizona, Limited Partnership	AZ
8.	NHI-REIT of California, LP	CA
9.	NHI/REIT of Florida, LP	FL
10.	NHI-REIT of Florida LLC	DE
11.	NHI-REIT of Georgia LP	GA
12.	NHI-REIT of Idaho, LP	ID
13.	NHI-REIT of Minnesota, LLC	DE
14.	NHI-REIT of Missouri, LP	MO
15.	NHI-REIT of Northeast, LLC	DE
16.	NHI-REIT of South Carolina, LP	SC
17.	NHI-REIT of Tennessee, LLC	TN
18.	NHI-REIT of Virginia, LP	VA
19.	NHI Selah Properties, LLC	DE
20.	NHI-REIT of Washington, LLC	DE
21.	NHI-SS TRS, LLC	DE
22.	NHI-REIT of Oregon, LLC	DE
23.	NHI-REIT of Wisconsin, LLC	DE
24.	NHI-REIT of Ohio, LLC	DE
25.	NHI-REIT of Maryland, LLC	DE
26.	NHI-REIT of Next House, LLC	DE
27.	NHI-Bickford RE, LLC	DE
28.	Myrtle Beach Retirement Residence LLC	OR
29.	Voorhees Retirement Residence LLC	OR
30.	Cedar Falls Bickford Cottage, LLC*	KS
31.	Grand Island Bickford Cottage, LLC*	KS
32.	Wabash Bickford Cottage, LLC	KS
33.	Care YBE Subsidiary LLC*	DE
34.	Bickford at Mission Springs I, LLC*	KS
35.	Bickford at Mission Springs II, LLC*	KS
36.	Bickford Overland Park, LLC*	KS
37.	JV Landlord-Battle Creek, LLC*	DE
38.	JV Landlord-Clinton, LLC*	DE
39.	JV Landlord-Iowa City, LLC*	DE
40.	JV Landlord-Lansing, LLC*	DE
41.	JV Landlord Middletown, LLC	DE
42.	JV Landlord-Midland, LLC*	DE

43.	JV Landlord-Peoria II, LLC*	DE
44.	JV Landlord-Saginaw, LLC*	DE
45.	NHI-REIT of Seaside, LLC	DE
46.	NHI-REIT of Axel, LLC	DE
47.	NHI-REIT of Michigan, LLC	DE
48.	NHI-REIT of Bickford, LLC	DE
49.	NHI-REIT of Evergreen, LLC	DE
50.	NHI-REIT of TX-IL, LLC	DE
51.	NHI-REIT of North Carolina, LLC	DE